CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 33-23966), and to the incorporation by reference therein of our report dated February 11, 2000 on the financial statements and financial highlights of The Park Avenue Portfolio.

                                        /s/ Ernst & Young LLP
                                        ERNST & YOUNG LLP

New York, New York
August 2, 2000